SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2003

ACE*COMM Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.            Other Events.

          On September 12, 2003, ACE*COMM Corporation, a Maryland corporation (“ACE*COMM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with i3 Mobile, Inc., a Delaware corporation (“i3”), pursuant to which ACE*COMM has agreed to acquire i3. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The acquisition is to be effected through the issuance of a to-be-determined number of shares of ACE*COMM common stock in exchange for each share of common stock of i3 outstanding immediately prior to the consummation of the transaction and the assumption of i3’s outstanding stock options and warrants based on such exchange ratio. The exchange ratio will be based on a formula valuing ACE*COMM’s common stock at market value at the time of mailing of the proxy statement, less a discount, and valuing i3 at an amount equal to its cash, net of specified liabilities and commitments at the mailing date. The consummation of the transaction is subject to the approval of the shareholders of i3 and ACE*COMM, as well as customary closing conditions.

          In connection with the transaction, certain affiliates of i3 beneficially owning approximately 28.2% of the outstanding common stock of i3 have agreed to vote in favor of approval of the transaction.

          The foregoing description is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is filed as exhibit 2.1 to this current report on Form 8-K and the i3 Mobile Affiliate Agreement, a copy of which is filed as exhibit 99.1 to this current report on Form 8-K.

          On September 15, 2003, ACE*COMM Corporation also announced its financial results for the fourth quarter of fiscal year 2003, which ended June, 2003.

          A copy of the press release announcing the Merger Agreement with i3 and the fourth quarter financial results is attached hereto as Exhibit 99.2 and is deemed filed and incorporated herein by reference.

Item 7.            Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of September 12, 2003 by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc.

99.1	i3 Mobile, Inc. Affiliate Agreement, dated as of September 12, 2003 by and between ACE*COMM Corporation, and each stockholder of i3 Mobile, Inc. who are directors, executive officers or other affiliates of i3 Mobile, Inc. as set forth on a schedule setting forth the name of each such individual and the number of shares of common stock of i3 Mobile, Inc. owned by each.

99.2	Press release, dated September 15, 2003 announcing entering into the Agreement and Plan of Merger by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc. and announcing the financial results for the fourth quarter of fiscal year 2003, which ended June 30, 2003.

Item 12.            Results of Operations and Financial Condition.

          On September 15, 2003, ACE*COMM Corporation issued a press release to announce its financial results for the fourth quarter of fiscal year 2003, which ended June, 2003. A copy of the press release is being furnished as exhibit 99.2 to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION
(Registrant)

Date: September 17, 2003	/s/ Steven R. Delmar
Name: Steven R. Delmar
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of September 12, 2003 by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc.

99.1	i3 Mobile, Inc. Affiliate Agreement, dated as of September 12, 2003 by and between ACE*COMM Corporation, and each stockholder of i3 Mobile, Inc. who are directors, executive officers or other affiliates of i3 Mobile, Inc. as set forth on a schedule setting forth the name of each such individual and the number of shares of common stock of i3 Mobile, Inc. owned by each.

99.2	Press release, dated September 15, 2003 announcing entering into the Agreement and Plan of Merger by and among ACE*COMM Corporation, Ace Acquisition Corporation and i3 Mobile, Inc. and announcing the financial results for the fourth quarter of fiscal year 2003, which ended June 30, 2003.